One Shell Plaza
910 Louisiana
Houston, Texas
77002-4995

TEL   +1 713.229.1234

FAX  +1 713.229.1522

BakerBotts.com

One Shell Plaza
910 Louisiana
Houston, Texas
77002-4995

TEL   +1 713.229.1234

FAX  +1 713.229.1522

BakerBotts.com

LONDON MOSCOW NEW YORK PALO ALTO RIYADH San Francisco WASHINGTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH San Francisco WASHINGTON

Exhibit 8.1

September 14, 2016

Transocean Ltd.

10 Chemin de Blandonnet

Vernier, Switzerland

Ladies and Gentlemen:

We have acted as counsel to Transocean Ltd., a Swiss corporation (“Parent”), in connection with the preparation and filing of Registration Statement No. 333-213146 on Form S‑4, as amended (the “Registration Statement”), initially filed by Parent with the Securities and Exchange Commission (the “Commission”) on August 15, 2016, pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger (the “Merger”) of TPHL Holdings LLC, a Marshall Islands limited liability company and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), with and into Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), pursuant to the Agreement and Plan of Merger dated July 31, 2016 (the “Merger Agreement”), by and among Parent, Merger Sub, the Company and Transocean Partners Holdings Limited, a Cayman Islands exempted company and indirect, wholly owned subsidiary of Parent (“Holdings”).

At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. In arriving at the opinion expressed below, we have examined and relied upon the Merger Agreement, the proxy statement/prospectus which is included in the Registration Statement (the “Proxy Statement/Prospectus”), representations of officers and other representatives of the Company, Parent and Merger Sub, and such other records and documents as in our judgment are necessary or appropriate to enable us to provide this opinion.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Subject to the limitations, qualifications, and assumptions set forth herein and in the Proxy Statement/Prospectus, we hereby confirm the opinion of Baker Botts L.L.P. that is attributed to us in the discussion of the United States federal income tax consequences appearing under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus (the “Discussion”).

Our opinion is based and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement, the Proxy

-  2  -September 14, 2016

Statement/Prospectus, representations of officers and other representatives of Parent and the Company and the other records and documents referred to above.  This opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.

Our opinion is based on our interpretation of the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof.  There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any change in fact, circumstances, or law after such time as the Registration Statement is declared effective that may alter, affect, or modify our opinion. In addition, our opinion is based on the assumption that the matters will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Proxy Statement/Prospectus. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Sincerely,

/s/ Baker Botts L.L.P.